JACKSON MARKET LINK PRO ADVISORY SM (01/21) APPLICATION FOR AN INDIVIDUAL SINGLE PREMIUM DEFERRED REGISTERED INDEX-LINKED ANNUITY (RILA285/RILA287) Home Office: Lansing, Michigan www.jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Customer Care: 800-873-5654 Fax: 800-943-6761 Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT CLEARLY Type of Ownership: Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Social Security Number or Tax ID Number Phone Number (include area code) Good Order Checklist for additional requirements. Country of Residence U.S. Citizen Yes No Sex Male Female Date of Birth (mm/dd/yyyy) Email Address (print clearly) If U.S. citizenship is not selected, and a Social First Name Middle Name Last Name Security Number with a U.S. address is Non-Natural Owner/Entity Name (if applicable) listed, along with the absence of any other foreign Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 indicator, Jackson National Life Insurance Physical Address City State ZIP Company (Jackson) will assume an active U.S. Mailing Address Line 1 Mailing Address Line 2 citizenship status. Mailing Address City State ZIP ICC20 R280 11/20 Page 1 of 11 R285 01/21

Joint Owner Social Security Number Date of Birth (mm/dd/yyyy) Email Address (print clearly) Country of Residence U.S. Citizen Yes No Sex Male Female In the case of First Name Middle Name Last Name Joint Owners, all correspondence Relationship to Owner Phone Number (include area code) and required documentation will be sent to the address of Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 the Primary Owner. Physical Address City State ZIP Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) Phone Number (include area code) section if different than Primary Owner. If Primary Country of Residence Annuitant section is left U.S. Citizen Yes No Sex Male Female blank, the Annuitant will First Name Middle Name Last Name default to the Primary Owner. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Joint Annuitant Complete this section if Social Security Number Date of Birth (mm/dd/yyyy) different than Joint Owner. If Joint Annuitant Not Applicable Joint Annuitant section is left Country of Residence blank, the Joint Annuitant will U.S. Citizen Yes No Sex Male Female default to the Joint Owner. First Name Middle Name Last Name Relationship to Primary Annuitant Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP ICC20 R280 11/20 Page 2 of 11 R285 01/21

Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Death Benefit Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner Percentage be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use the Beneficiary Designation Supplement form X3041 for Percentage of additional Primary Contingent Sex Male Female % beneficiaries. Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP ICC20 R280 11/20 Page 3 of 11 R285 01/21

Annuity Type

- The Registered Index-Linked Annuity Automatic Withdrawal Request form (R4370) will be required if a Stretch Annuity Type is elected.

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ____________

*Tax Contribution Year(s) and Amounts:

Year: ______ $ ____________ Year: ______ $ ____________

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

Select method of payment and note approximate amount:

Check Attached $ __________ Check In Transit $ __________ Wire $ __________

Anticipated total amount from internal transfer(s) $ __________

Anticipated total amount from external transfer(s) **to be requested by Jackson** $ __________

Anticipated total amount from external transfer(s) **to be requested by Financial Professional or Owner (Jackson will NOT request funds)** $ __________

If Jackson is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

We reserve the right to refuse a Premium payment that is comprised of multiple payments over a period of time. If we permit you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date.

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson or any other company:
(Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application.

Are you replacing or changing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

ICC20 R280 11/20 Page 4 of 11 **R285 01/21**

Contract Options PLEASE NOTE: Contract Options are subject to availability. Tell us how you want S&P 500 Index your annuity premium Index Account Options 1-Year % 3-Year % 6-Year % invested. Whole Cap percentages only. TOTAL 10% Performance Trigger ALLOCATION MUST EQUAL BUFFER Performance Trigger Plus 100%. 20% Cap 30% Cap Certain Cap broker-dealers 10% may limit the FLOOR Performance Trigger Index Account Options and/or 20% Cap Fixed Account under the Contract. Please Russell 2000 Index see Client Acknowledg- Index Account Options 1-Year % 3-Year % 6-Year % ments on pages 9 and 10. Cap 10% Performance Trigger BUFFER Performance Trigger Plus 20% Cap 30% Cap Cap 10% FLOOR Performance Trigger 20% Cap MSCI EAFE Index Index Account Options 1-Year % 3-Year % 6-Year % Cap 10% Performance Trigger BUFFER Performance Trigger Plus 20% Cap 30% Cap Cap 10% FLOOR Performance Trigger 20% Cap CONTRACT OPTIONS CONTINUED ON PAGE 6. ICC20 R280 11/20 Page 5 of 11 R285 01/21

Contract Options PLEASE NOTE: Contract Options are subject to availability. **(continued from page 5)**

! Tell us how you want your annuity premium invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

- Certain broker-dealers may limit the Index Account Options and/or Fixed Account under the Contract. Please see Client Acknowledgments on pages 9 and 10.

MSCI Emerging Markets Index

Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Trigger			
		Performance Trigger Plus			
	20%	Cap			
	30%	Cap			
FLOOR	10%	Cap			
		Performance Trigger			
	20%	Cap			

MSCI KLD 400 Social Index

Index Account Options			1-Year %	3-Year %	6-Year %
BUFFER	10%	Cap			
		Performance Trigger			
		Performance Trigger Plus			
	20%	Cap			
	30%	Cap			
FLOOR	10%	Cap			
		Performance Trigger			
	20%	Cap			

Fixed Account	1-Year %
Fixed Account	

ICC20 R280 11/20 Page 6 of 11 **R285 01/21**

Annuitization/Income Date Specify Income Date (mm/dd/yyyy) If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract. Telephone/Electronic Information Authorization This authorization If you want to authorize an individual other than your Financial Professional to receive Contract information via is not extended telephone and/or in writing, please provide that individual's information here. Select one option. to Telephone/ Electronic Transaction Telephone communication Written communication Telephone and written communication Authorization. First Name Middle Name Last Name If no election is made, Jackson will default to " Telephone Social Security Number Date of Birth (mm/dd/yyyy) and written communication." Telephone/Electronic Transaction Authorization If no election is made, By checking "Yes," I (we) authorize Jackson to accept Contract Option changes via telephone, internet, or other Jackson will electronic medium from me (us) and my (our) Financial Professional, subject to Jackson's administrative procedures. default to " No." Do you consent to Telephone/Electronic Transfer Authorization? Yes No This Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorization authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting is not extended from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and agents from all to the damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) Telephone/ understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges Electronic at any time, without cause and without notice to me (us). Information Authorization. ICC20 R280 11/20 Page 7 of 11 R285 01/21

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" currently excludes tax documents.**
- Authorizing Electronic Delivery of annual statements will automatically enroll you to receive quarterly summaries. Quarterly summaries are only available via Electronic Delivery.
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual reports

☐ Annual statements ☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ______________________

If you consent, Jackson will transmit documents related to your policy/contract by electronic means, to the extent that electronic transmission is consistent with applicable state and federal law. Any document that we send by electronic means, which complies with applicable law, will have the same force and effect as if that document was sent in paper format.

Jackson will only transmit documents to you electronically if you consent. Your consent is voluntary and will continue until revoked. For Jointly owned contracts, all Joint Owners are consenting to the electronic delivery and use of the single email address above.

You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time for no charge. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communication in paper form. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

You can change your mind and revoke your consent to electronic delivery at any time and have Jackson transmit documents via paper mail by notifying Jackson. To revoke your consent to electronic delivery, update your email address, or request paper copies, please contact the appropriate Jackson Service Center or go to www.jackson.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

ICC20 R280 11/20 Page 8 of 11 **R285 01/21**

Notice to Applicant Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) hereby represent to the best of my (our) knowledge and belief that I have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my original product. The product fits my investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 5. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 6. I (We) understand that while the values of the Contract may be affected by an external Index, the Contract does not participate in any stock or equity investment. 7. I (We) understand that the capping component in this Contract may limit the Index Adjustment credited to the Index Account Option Value on each Index Account Option Term Anniversary, regardless of the performance of the Indices. 8. I (We) have received the applicable current Buffers/Floors, Caps/Rates and any other Index Adjustment Factors associated with this Contract. 9. I (We) understand that to the extent I (we) have been permitted to make a Premium payment comprised of multiple payments over a period of time, my (our) Contract will not be issued until all such payments are received, and all Premium payments will be held in a non-interest bearing account until the date my (our) Contract is issued. 10. I (We) have been given a current prospectus for this registered index-linked annuity product. CLIENT ACKNOWLEDGMENTS CONTINUED ON PAGE 10. ICC20 R280 11/20 Page 9 of 11 R285 01/21

Client Acknowledgments (continued from page 9) 11. I (We) understand that Jackson issues other annuities with similar features, limitations, minimum Caps/Rates and charges. I (We) have discussed the alternatives with my (our) Financial Professional, including that similar products with higher or lower Caps/Rates may be available through other broker-dealers. 12. I (We) understand that allocations to the Index Account Options, with certain exceptions, are subject to a Market Value Adjustment if withdrawn, annuitized, or transferred to the Fixed Account which may reduce amounts paid, annuitized, or transferred. (Only applicable to Contracts with a Market Value Adjustment.) 13. I (We) understand that the product being applied for is a registered index-linked annuity product. 14. I acknowledge and represent that I have executed this application, and that my signature below (including my electronic signature) is my true and valid signature. I further authorize Jackson to accept any electronic signature that I may make to this application. 15. I (We) understand that certain broker-dealers may limit the Contract Options available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Contract Options currently available for election through my (our) broker-dealer. I (We) understand that any application including an election of a Contract Option not available through my (our) broker-dealer will not be accepted. I (We) understand that the Contract Options not available through my (our) broker-dealer may be available through other broker-dealers. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Required replacement forms must be Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed signed on or before the application signature Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) date. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency ICC20 R280 11/20 Page 10 of 11 R285 01/21

Financial Professional Acknowledgments Complete this certification I certify that: regarding sales material section I did not use sales material(s) during the presentation of this Jackson product to the applicant. only if: I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. Your client has other In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. existing policies or annuity By signing this form, I certify that: contracts AND 1. I am authorized and qualified to discuss the Contract herein applied for. Will be either 2. I have reviewed all of the client's information, and I believe that my recommendation to purchase this annuity is terminating any in line with the client's financial situation and investment needs, and meets the appropriate standard of care (i.e. of those suitability or best interest) based on the facts disclosed to said client. I also attest that I have provided the client existing policies or using the with all pertinent information about the product, including disclosure of risks involved, allowing the client to funds from make an educated and informed decision about this purchase. Based on my completion of the required general existing policies annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the client to fund this given the client's financial situation and needs. new Contract. 3. The applicable current Buffers/Floors, Caps/Rates and any other Index Adjustment Factors associated with this Contract have been presented and explained to the Owner(s). 4. I have not made statements that differ from this material nor have I made any promises about the expected All Financial future Index Account Option values of this Contract. Professional certifications, 5. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that licenses and this replacement (if applicable) is consistent with that position. trainings must be completed 6. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the prior to best of my knowledge and belief. application execution. 7. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 8. I have discussed all applicable limitations to Contract Options availability with the applicant and have provided the applicant with a list of Contract Options currently available for election. Financial Professional #1 Signature Date Signed(mm/dd/yyyy) Jackson Assigned ID First Name Middle Name Last Name Email Address (print clearly) Business Phone Number (include area code) Extension If more than one Financial Professional is participating on this case, please provide the additional Financial Professional names and Jackson Assigned IDs for each. Financial Professional Name #2 Jackson Assigned ID Financial Professional Name #3 Jackson Assigned ID Financial Professional Name #4 Jackson Assigned ID ICC20 R280 11/20 Page 11 of 11 R285 01/21